                        Santa Fe Energy Resources, Inc.

                          10,700,000 Shares of DECSsm
                    (Dividend Enhanced Convertible Stocksm)

                  $_____ Series A Convertible Preferred Stock
                               ($0.01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                    May __, 1994

Salomon Brothers Inc
Lazard Freres & Co.
PaineWebber Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                 Santa Fe Energy Resources, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), 10,700,000 shares of Dividend Enhanced Convertible Stock, $________ Series A Convertible Preferred Stock, $0.01 par value ("DECS") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 1,605,000 additional shares of DECS (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Under-




- ----------------------

         */ Plus an option to purchase from the Company up to 1,605,000 additional shares to cover over-allotments.

writer as set forth below in this Section 1.  Certain terms used in this
Section 1 are defined in paragraph (c) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-52849) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities and the underlying common stock. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus or (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 (d) Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person except Minorco (U.S.A.) Inc. granting any person except Minorco (U.S.A.) Inc. the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                 (e) The Company has obtained a legally binding waiver from Minorco (U.S.A.) Inc. waiving any rights it may have under the Stock Ownership and Registration Rights Agreement dated December 10, 1991 and effective as of May 19, 1992 among Minorco, Minorco (U.S.A.) Inc. and the Company, to compel the Company to register under the Act the Common Stock of the Company held by Minorco (U.S.A.) Inc. which is subject to that agreement. Such waiver will expire 120 days after the date of the Prospectus. A true, correct and complete copy of the letter has been provided to you.

                 (f) Copies of agreements, substantially in the form of the letter attached hereto as Exhibit A and executed by each of HC Associates and Minorco (U.S.A.) Inc., have been delivered to you.

                 (g) This Agreement has been duly authorized, executed and delivered by the Company.

                 (h) The outstanding shares of Common Stock and the shares of Common Stock registered in the Registration Statement have been duly authorized; the outstanding shares of Common Stock are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Form 8-A Registration Statement filed under the Exchange Act (File No. 1-7667) and incorporated by reference in the Prospectus; and the Company has authorized capital stock consisting of 200,000,000 shares of Common Stock, 5,000,000 shares of Convertible Preferred Stock, Series 7%, and 45,000,000 shares of undesignated Preferred Stock, and the Company has
         outstanding as of March 31, 1994, (       ) shares of Common Stock and
         5,000,000 shares of Convertible Preferred Stock, Series 7% and has not issued any shares pursuant to the exercise of options, warrants or convertible securities since March 31, 1994.

                 (i) Except as described or referred to in the Prospectus or incorporated therein by reference, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

                 (j) The Company is qualified and in good standing to do business as a foreign corporation under the laws of the States listed in Annex A hereto and is not required to be qualified to do business in any other jurisdiction, excluding such jurisdictions where failure to so qualify would not have a material adverse effect on the earnings, financial condition, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

                 (k) The execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions herein contemplated will not, result in a breach or violation of any of the terms and provisions of, or constitute a default (or result in a required repurchase of securities or repayment of debt) under (A) any statute, rule, regulation or order of any United States governmental agency or body or any United States court having jurisdiction over the Company or any of its properties, (B) any agreement or instrument that is material to the business of the Company and to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject or
         (C) the Restated Certificate of Incorporation or By-Laws of the Company, except in the case of clauses (A) or (B) where such breach, violation or default would not have a material adverse effect on the earnings, financial condition, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

                 (l) No consent, approval, authorization, or order, registration or qualification of or with any court or governmental agency or body of the United States is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement, except such as may have been obtained under the Act or the Exchange Act, and such of the foregoing as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

                 (m) Except as disclosed in the Prospectus or in any document incorporated therein by reference, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company, which is required to be disclosed in the Registration Statement, or which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the earnings, financial condition, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

                 (n) The Company is in compliance with all applicable federal, state and local environmental laws and regulations and all environmental laws and regulations of each foreign jurisdiction in which it conducts business, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal (collectively the "Environmental Laws"), except as disclosed in the Prospectus or any document incorporated therein by reference or where such noncompliance would not have a material adverse effect on the earnings, financial condition, business affairs or business prospects of the Company. To the Company's knowledge under current law and interpretation, there are no circumstances that would prevent or materially increase the cost of such compliance in the future.

                 (o) Except as disclosed in the Prospectus or in any document incorporated therein by reference, there is no claim under any Environmental Law, including common law, pending or, to the Company's knowledge, threatened against or affecting the Company, except for such claims which, if determined adversely to the Company, would not have a material adverse effect on the earnings, financial condition, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, ("Environmental Claim"), and, to the Company's knowledge, under applicable law there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that could reasonably be expected to form the basis of any Environmental Claim against or affecting the Company.

                 (p) (a) The Company has good title to its producing oil and gas properties, free and clear of all liens, encumbrances and defects, except (i) those described in the Prospectus or in any document incorporated therein by reference, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under operating agreements, unitization and pooling agreements, and gas sales contracts, securing payments of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry and

         (iv) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such oil and gas properties or materially interfere with the Company's ability to conduct its business as currently conducted or to utilize such properties for their intended purposes; and (b) except to the extent described in the Prospectus or in any document incorporated therein by reference, the leases, options to lease, drilling concessions or other arrangements held by the Company reflect in all material respects the right of the Company to explore the unexplored and undeveloped acreage described in the Prospectus under the headings "Business -- Domestic Exploration Activities," "-- International Exploration Activities," "-- Domestic Acreage," and "-- Foreign Acreage," and the care taken by the Company with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons;

                 (q) Both the DECS and the Common Stock of the Company have been approved for listing on the New York Stock Exchange.

                 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase
price of $(     ) per DECS, the number of shares of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,605,000 shares of Option Securities at the same purchase price per DECS as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriters to the Company setting forth the number of shares of the Option Securities as to which the several

Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                 3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 9:30 AM, New York City time, on May ( ), 1994, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Underwriters shall reasonably designate, which location shall be designated at least one business day in advance of the Closing Date, and payment for such Securities shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Underwriters may request not less than two full business days in advance of the Closing Date.

                 The Company agrees to have the Securities available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Underwriters, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the date specified by the Underwriters

(which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Underwriters shall have requested against payment of the purchase price thereof, to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

                 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                 5. Agreements. The Company agrees with the several Underwriters that:

                 (a) Subject to the following sentence, the Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing.
         The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to

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         Rule 424(b), (iii) when, prior to termination of the offering of the
         Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph
         (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. Subject to the terms of paragraph (e) of this Section 5 and Sections 7 and 8 hereof, it is agreed that the Underwriters will pay all of their own costs and expenses, including fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses incurred in connection with the offer or sale of the Securities. If is further agreed that the Company will pay all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with the Blue Sky survey.

                 (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

                (f) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that such restriction shall not affect the ability of the Company or its subsidiaries to take any such actions (i) as a consequence of obligations with respect to securities outstanding prior to the Execution Time, (ii) in connection with any employee benefit or incentive plans of the Company or (iii) in connection with the offering of the DECS or the conversion thereof.

                 (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198,An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department; provided, however, that the Company's obligation to provide such notice will terminate at the date at which the distribution of the Securities has terminated.

                 (h) The Company will, promptly after the closing of this transaction, deposit the funds described in Section 3 of this Agreement in the Company's account at (BANK) (account #___________). Moreover, the Company will not use any of the proceeds from the sale of the DECS as a basis for a prepayment in respect of the Company's Senior Notes. The Company will use such proceeds solely as described in the Prospectus under the caption "Use of Proceeds."

                 6. Conditions to the Obligations of the Under- writers. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
         (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to the Underwriters the opinion of Andrews & Kurth, L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                          (ii)    the Company's authorized equity
                 capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of Common Stock registered in the Registration Statement have been duly and validly authorized; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Common Stock issued upon conversion of the DECS will be validly issued, fully paid and nonassessable; the Securities and the underlying common stock have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the form of certificates used to evidence the Securities complies with the Company's Restated Certificate of Incorporation and By-laws and the requirements of the Delaware General Corporation Law; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's Restated Certificate of Incorporation or By-laws or any of the agreements listed on Annex B hereto;

                          (iii) the statements in the Prospectus under the headings "Business and Properties--Other Business Matters--Regulation of Crude Oil and Natural Gas", "Federal Income Tax Considerations" and, to such counsel's knowledge, "--Environmental Regulation" fairly summarize the matters therein described;

                          (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated therein by reference, and financial data and other information included or incorporated therein that is extracted from a report of Ryder Scott Company pertaining to natural resource reserves, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations promulgated thereunder;

                          (v) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vi) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act or the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                          (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfill-ment of the terms hereof will result in a breach or violation of, or constitute a default under any law or the Restated Certificate of Incorporation or By-Laws of the Company or the terms of any of the agreements listed in Annex B hereto or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                          (viii) any holders of securities of the Company known to such counsel to have rights to the registration of such securities under the Registration Statement have waived such rights.

                 In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of Price Waterhouse and the representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the foregoing (relying as to materiality to a large extent upon the opinions of the officers and other representatives of the Company) such counsel shall state that they have no reason to believe that, as of the Effective Time, the Registration Statement or any further amendment thereto (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, and the financial data and other information included or incorporated by reference therein that is extracted from a report of Ryder Scott Company pertaining to natural resource reserves, as to which such counsel need make no statement) made by the Company prior to the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, and the financial data and other information included or incorporated by reference therein that is extracted from a report of Ryder Scott Company pertaining to natural resource reserves, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, and the financial data and other information included or incorporated by reference therein that is extracted from a report of Ryder Scott Company pertaining to natural resource reserves, as to which such counsel need make no statement) made by the Company prior to such Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed or incorporated by reference as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the Delaware General Corporation Law or the laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact (including, with respect to the opinions given in subsection
(vii) above, any computations required by financial or numerical covenants or agreements of the Company), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                 (c) David L. Hicks, Vice President - Law and General Counsel for the Company, shall have furnished to you his opinion, dated the Closing Date, to the effect that:

                          (i) Each of Santa Fe Pacific Exploration Company and Santa Fe Energy Resources (Delaware), Ltd. (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as disclosed in the Prospectus or in any document incorporated therein by reference, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                          (ii) The Company and each Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                          (iii) To such counsel's knowledge after reasonable investigation and other than as described in the Prospectus or in any document incorporated therein by reference, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement, the material information of which is not disclosed in the Prospectus or in any document incorporated therein by reference, and there is no contract or other document to which the Company or any of its subsidiaries is a party that is of a character required to be filed or incorporated by reference as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not so filed or incorporated or referenced or described as required; and the statements in the Prospectus under the headings "Business and Properties -- Other Business Matters --Environmental Regulation" and "-- Legal Proceedings" fairly summarize the matters therein described;

                          (iv) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach or violation of, or constitute a default under any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound; and

                          (v) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except as may be provided in the Company's Restated Certificate of Incorporation or By-laws or any agreement listed in Annex B hereto.

                 (d) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (e) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the earnings, financial condition, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (f) At the Execution Time and at the Closing Date, Price Waterhouse shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three month period ended March 31, 1994, as at March 31, 1994, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31,

                 1993, nothing came to their attention which caused them to believe that:

                                  (1) any unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated condensed financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                  (2)      with respect to the periods
                          subsequent to March 31, 1994, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its consolidated subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company or the working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1994 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1994 to such specified date there were any decreases as compared with the corresponding period in the preceding year, in revenues, income from operations, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                  (3)      the amounts included in any
                          unaudited "capsule" information included or incorporated by reference in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary", "Investment Considerations", "Ratio of Earnings to Fixed Changes", "Capitalization", "Selected Financial and Operating Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business and Properties", and "Description of Capital Stock" in the Prospectus, the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information appearing in the Current Report on Form 8-K dated February 8, 1994 and incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any post-effective amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any post-effective amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (h) At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each officer and director (other than Rod F. Dammeyer) of the Company and from HC Associates and Minorco (U.S.A.) Inc. addressed to the Underwriters, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the Execution Time without the prior written consent of Salomon Brothers, Inc, other than shares of Common Stock disposed of as bona fide gifts.

                 (i) Subsequent to the Execution Time there shall not have been any decrease in the rating of any of the Company's debt securities or preferred stock by any "Nationally Recognized Statistical Rating Organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                 (j) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request not less than 24 hours prior to the Closing Date.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                 7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; and provided further, with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (or such Prospectus as supplemented) if the Company had previously furnished copies thereof to the Underwriters, and in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in such Prospectus (or such Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the

Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and the Underwriters confirm that such statements are correct.

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by or material prejudice to the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or
(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party, without the prior written consent of the indemnifying party, will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action) unless the indemnifying party fails to perform its obligations hereunder.

                 (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same, subject to the provisions regarding the right to choose counsel contained in the second and third sentences of paragraph (c) above) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if after the Execution Time and prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or tele-graphed and confirmed to it at 1616 South Voss Road, Suite 1000, Houston, Texas 77057, Attention: General Counsel.

                 13. Actions of Representatives. Any action required or permitted to be taken by the Underwriters hereunder may be taken by Salomon Brothers Inc, and the Company shall be entitled to act and rely upon any action so taken by Salomon Brothers Inc, as having been taken by the Underwriters.

                 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                           Very truly yours,

                                           Santa Fe Energy Resources, Inc.


                                           By: .....................
                                                    (Title)

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Lazard Freres & Co.
PaineWebber Incorporated

By:      Salomon Brothers Inc

By:
         ............................
                 Vice President

                                                                       EXHIBIT A




                                                                  April __, 1994

Salomon Brothers Inc
Lazard Freres & Co.
PaineWebber Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

                 This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Santa Fe Energy Resources, Inc., a Delaware corporation (the "Company"), and each of you as the Underwriters named therein, relating to an underwritten public offering of shares of Dividend Enhanced Convertible Stock, $0.01 par value (the "DECS"), of the Company.

                 In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of common stock, $0.01 par value, of the Company ("Common Stock") beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120-days following the day on which the Underwriting Agreement is executed without your prior written consent; provided, however, that during such 120-day period the undersigned may offer, sell or contract to sell, or otherwise dispose of shares of Common Stock if (i) such offer, sale or contract to sell, or other disposition is in a private sale or other transaction exempt from registration under the Securities Act of 1933, as amended, and (ii) the purchaser or transferee delivers to you a letter, substantially similar to this agreement, whereby such purchaser or transferee agrees to be bound by the covenant set forth in this paragraph, including this proviso in its entirety.

                 If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,

                                        (Signature of officer,
                                        director or major shareholder)

                                        (Name and address of officer,
                                        director or major shareholder)

                                   SCHEDULE I




                                                                      Number of DECS to
          Underwriters                                                  be Purchased
          ------------                                                -----------------
 Salomon Brothers Inc ...................

 Lazard Freres & Co......................

 PaineWebber Incorporated................

                                                                      ------------------

           Total ........................                                  10,700,000
                                                                      ==================

                                    ANNEX A


                 Alabama                                 Nevada
                 Alaska                                  New Mexico
                 Arizona                                 New York
                 Arkansas                                North Dakota
                 California                              Ohio
                 Colorado                                Oklahoma
                 Idaho                                   Oregon
                 Kansas                                  Pennsylvania
                 Louisiana                               South Dakota
                 Michigan                                Tennessee
                 Mississippi                             Texas
                 Montana                                 Utah
                 Nebraska                                Washington
                                                         West Virginia

                                    ANNEX B


1. Note Agreement dated as of March 31, 1990, by and among Santa Fe Energy Resources, Inc. and various institutional investors relating to the issuance of $365,000,000 of Senior Notes maturing 1993-2005, as amended

2. Amendment dated as of November 1, 1992, to Note Agreement dated as of March 31, 1990, by and among Santa Fe Resources, Inc. and various institutional investors relating to the issuance of $365,000,000 of Senior Notes maturing 1993 to 2005, as amended

3. Amendment dated as of December 31, 1993, to Note Agreement dated as of March 30, 1990, by and among Santa Fe Energy Resources, Inc. and various institutional investors, relating to the issuance of $365,000,000 of Senior Notes maturing 1993 to 2005, as amended

4. Amended and Restated Revolving and Term Credit Agreement, dated as of March 16, 1994, among Santa Fe Energy Resources Inc., the banks signatory thereto and Texas Commerce Bank National Association as Co-Agent and Administrative Agent and NationsBank of Texas, N.A. as Co-Agent

5. Letter of Credit Agreement dated as of March 16, 1994, among Santa Fe Energy Resources, Inc., the banks signatory thereto and Texas Commerce Bank National Association as Co-Agent and Administrative Agent and NationsBank of Texas, N.A. as Co- Agent

6. Credit Agreement dated as of June 30, 1987 among Santa Fe Energy Operating Partners, L.P. Morgan Guaranty Trust Company as agent, and the Lenders thereunder

7. Agreement for the Allocation of the Consolidated Federal Income Tax Liability Among the Members of the Santa Fe Pacific Corporation ("SFP") Affiliated Group, as amended, dated December 23, 1983

8.       Spin Off Tax Indemnification Agreement between SFER, Inc. and SFP

9. Agreement Concerning Taxes among Santa Fe Energy Resources, Inc., certain subsidiaries, and SFP

10. Agreements for the Allocation of the Combined State Income Tax Liability Among the Members of the Santa Fe Pacific Corporation Affiliated Group for the States of Arizona, California, Illinois, Kansas, New Mexico, Oregon and Utah

11. Agreement of Limited Partnership, South Belridge Limited Partnership, dated as of October 31, 1990, by and between Santa Fe Energy Resources, Inc., and the Prudential Insurance Company of America

12. Form of Net Profits Conveyance from Santa Fe Energy Resources, Inc., to Texas Commerce Bank, Trustee of the Santa Fe Energy Royalty Trust

13. Form of Wasson Conveyance from Santa Fe Energy Resources, Inc. to Texas Commerce Bank, Trustee of the Santa Fe Energy Royalty Trust

14. Agreement for Purchase and Sale, dated as of October 26, 1993, by and among Santa Fe Energy Resources, Inc., Santa Fe Oil Company, Santa Fe Energy Operating Partners, L.P. and Vintage Petroleum, Inc.

15. Agreement of Sale and Purchase dated December 2, 1993, by and among Santa Fe Energy Resources, Inc., Santa Fe Energy Operating Partners, L.P. and Bridge Oil and Gas, Inc.

16. Agreement of Merger, dated as of July 28, 1993, among Santa Fe Energy Resources, Inc., Adobe Gas Pipeline Company and Hadson Corporation

17. Amendment No. 1 dated as of July 28, 1993, to Agreement of Merger, dated as of July 28, 1993, among Santa Fe Energy Resources, Inc., Adobe Gas Pipeline Company and Hadson Corporation

18. Gas Marketing Agreement, dated as of December 14, 1993, between Santa Fe Energy Resources, Inc. and Hadson Corporation

19. Stock Ownership and Registration Rights Agreement dated December 10, 1991, by, between and among SFER, Inc., Minorco, and Minorco (U.S.A.) Inc.